Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement (No.333-193881) on Form S-4 of Midwest Holding Inc. of our report dated March 31, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

Omaha, Nebraska
May 8, 2014